Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AND EXCHANGE ACT RULE 13a-14(b)

In connection with the quarterly report of Sigma-Aldrich Corporation (the “Company”) on Form 10-Q for the period ending March 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jan A. Bertsch, Executive Vice President, Chief Financial Officer and Treasurer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jan A. Bertsch
Jan A. Bertsch
Executive Vice President, Chief Financial Officer and Treasurer
Sigma-Aldrich Corporation
April 25, 2013